EXHIBIT 99.1

G1 Therapeutics’ COSELA™ (trilaciclib) Included in Two Updated National Comprehensive Cancer Network® (NCCN) Clinical Practice Guidelines in Oncology

- COSELA Added to Both the NCCN Treatment Guidelines for Small Cell Lung Cancer and the NCCN Supportive Care Guidelines for Hematopoietic Growth Factors -

RESEARCH TRIANGLE PARK, NC, March 25, 2021 – G1 Therapeutics, Inc. (Nasdaq: GTHX), a commercial-stage oncology company, today announced that COSELA™ (trilaciclib) has been added to two updated National Comprehensive Cancer Network® (NCCN) Clinical Practice Guidelines in Oncology (NCCN Guidelines®): the Treatment Guidelines for Small Cell Lung Cancer and the Supportive Care Guidelines for Hematopoietic Growth Factors. These guidelines document evidence-based, consensus-driven management to ensure that all patients receive preventive, diagnostic, treatment, and supportive services that are most likely to lead to optimal outcomes.

The NCCN Guidelines incorporate real-time updates in keeping with the rapid advancements in the field of cancer research and management. The development of these guidelines is an ongoing and iterative process based on a critical review of the best available evidence and derivation of recommendations by a multidisciplinary panel of experts in the field of cancer.

“The inclusion of COSELA in these NCCN guidelines is critical, as they are the standard resource for determining best course of treatment and supportive care for people living with cancer, and as such will enable healthcare providers to make informed decisions when treating patients with small cell lung cancer,” said Raj Malik, M.D., Chief Medical Officer of G1 Therapeutics. “COSELA is an innovative product; it is the first and only proactive multilineage myeloprotection agent for use in extensive stage small cell lung cancer. We welcome the rapid and simultaneous inclusion in both updated guidelines which reinforces COSELA’s clinical utility and importance to patients.”

The NCCN guidelines are made available free of charge to clinical professionals in the United States and internationally. In addition, patient resources including user-friendly versions of NCCN guidelines are available to patients and their families. For more information, visit http://www.nccn.org.

About COSELA™ (trilaciclib)

COSELATM (trilaciclib) is the first and only myeloprotection therapy to help decrease the incidence of chemotherapy-induced myelosuppression. Administered intravenously as a 30-minute infusion within four hours prior to the start of chemotherapy, COSELA helps proactively deliver multilineage myeloprotection to patients with extensive-stage small cell lung cancer (ES-SCLC) being treated with chemotherapy. COSELA is indicated to decrease the incidence of chemotherapy-induced myelosuppression in adult patients when administered prior to a platinum/etoposide-containing regimen or topotecan-containing regimen for ES-SCLC.

About Small Cell Lung Cancer

In the United States, approximately 30,000 small cell lung cancer patients are treated annually. SCLC, one of the two main types of lung cancer, accounts for about 10% to 15% of all lung cancers. SCLC is an aggressive disease and tends to grow and spread faster than NSCLC. It is usually asymptomatic; once symptoms do appear, it often indicates that the cancer has spread to other parts of the body. About 70% of people with SCLC will have cancer that has metastasized at the time they are diagnosed. The severity of symptoms usually increases with increased cancer growth and spread. From the time of diagnosis, the general 5-year survival rate for people with SCLC is 6%. The five-year survival rates for limited-stage (the cancer is confined to one side of the chest) SCLC is 12% to 15%, and for extensive stage (cancer has spread to the other lung and beyond), survival rates are less than 2%. Chemotherapy is the most common treatment for ES-SCLC.

COSELA™(trilaciclib) for Injection

INDICATION

COSELA is indicated to decrease the incidence of chemotherapy-induced myelosuppression in adult patients when administered prior to a platinum/etoposide-containing regimen or topotecan-containing regimen for extensive-stage small cell lung cancer (ES-SCLC).

IMPORTANT SAFETY INFORMATION

CONTRAINDICATION

•	COSELA is contraindicated in patients with a history of serious hypersensitivity reactions to trilaciclib.

WARNINGS AND PRECAUTIONS

Injection-Site Reactions, Including Phlebitis and Thrombophlebitis

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COSELA administration can cause injection-site reactions, including phlebitis and thrombophlebitis, which occurred in 56 (21%) of 272 patients receiving COSELA in clinical trials, including Grade 2 (10%) and Grade 3 (0.4%) adverse reactions. Monitor patients for signs and symptoms of injection-site reactions, including infusion-site pain and erythema during infusion. For mild (Grade 1) to moderate (Grade 2) injection-site reactions, flush line/cannula with at least 20 mL of sterile 0.9% Sodium Chloride Injection, USP or 5% Dextrose Injection, USP after end of infusion. For severe (Grade 3) or life-threatening (Grade 4) injection-site reactions, stop infusion and permanently discontinue COSELA. Injection-site reactions led to discontinuation of treatment in 3 (1%) of the 272 patients.

Acute Drug Hypersensitivity Reactions

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COSELA administration can cause acute drug hypersensitivity reactions, which occurred in 16 (6%) of 272 patients receiving COSELA in clinical trials, including Grade 2 reactions (2%). Monitor patients for signs and symptoms of acute drug hypersensitivity reactions. For moderate (Grade 2) acute drug hypersensitivity reactions, stop infusion and hold COSELA until the adverse reaction recovers to Grade ≤1. For severe (Grade 3) or life-threatening (Grade 4) acute drug hypersensitivity reactions, stop infusion and permanently discontinue COSELA.

Interstitial Lung Disease/Pneumonitis

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Severe, life-threatening, or fatal interstitial lung disease (ILD) and/or pneumonitis can occur in patients treated with cyclin-dependent kinases (CDK)4/6 inhibitors, including COSELA, with which it occurred in 1 (0.4%) of 272 patients receiving COSELA in clinical trials. Monitor patients for pulmonary symptoms of ILD/pneumonitis. For recurrent moderate (Grade 2) ILD/pneumonitis, and severe (Grade 3) or life-threatening (Grade 4) ILD/pneumonitis, permanently discontinue COSELA.

Embryo-Fetal Toxicity

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Based on its mechanism of action, COSELA can cause fetal harm when administered to a pregnant woman. Females of reproductive potential should use an effective method of contraception during treatment with COSELA and for at least 3 weeks after the final dose.

ADVERSE REACTIONS

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Serious adverse reactions occurred in 30% of patients receiving COSELA. Serious adverse reactions reported in >3% of patients who received COSELA included respiratory failure, hemorrhage, and thrombosis.

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Fatal adverse reactions were observed in 5% of patients receiving COSELA. Fatal adverse reactions for patients receiving COSELA included pneumonia (2%), respiratory failure (2%), acute respiratory failure (<1%), hemoptysis (<1%), and cerebrovascular accident (<1%).

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Permanent discontinuation due to an adverse reaction occurred in 9% of patients who received COSELA. Adverse reactions leading to permanent discontinuation of any study treatment for patients receiving COSELA included pneumonia (2%), asthenia (2%), injection-site reaction, thrombocytopenia, cerebrovascular accident, ischemic stroke, infusion-related reaction, respiratory failure, and myositis (<1% each).

•	Infusion interruptions due to an adverse reaction occurred in 4.1% of patients who received COSELA.

•	The most common adverse reactions (≥10%) were fatigue, hypocalcemia, hypokalemia, hypophosphatemia, aspartate aminotransferase increased, headache, and pneumonia.

DRUG INTERACTIONS

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COSELA is an inhibitor of OCT2, MATE1, and MATE-2K. Co-administration of COSELA may increase the concentration or net accumulation of OCT2, MATE1, and MATE-2K substrates in the kidney (e.g., dofetilide, dalfampridine, and cisplatin).

To report suspected adverse reactions, contact G1 Therapeutics at 1-800-790-G1TX or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Please see full Prescribing Information here

For more information about COSELA, please call 1-800-790-G1TX (1-800-790-4189)

About G1 Therapeutics

G1 Therapeutics, Inc. is a commercial-stage biopharmaceutical company focused on the discovery, development and delivery of next generation therapies that improve the lives of those affected by cancer, including the Company’s first commercial product, COSELA™ (trilaciclib). G1 has a deep clinical pipeline evaluating targeted cancer therapies in a variety of solid tumors, including colorectal, breast, lung, and bladder cancers. G1 Therapeutics is based in Research Triangle Park, N.C. For additional information, please visit www.g1therapeutics.com and follow us on Twitter @G1Therapeutics.

G1 Therapeutics™ and the G1 Therapeutics logo and COSELA™ and the COSELA logo are trademarks of G1 Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, those relating to expectations for the commercial launch and availability of COSELA

(trilaciclib), the therapeutic potential of COSELA (trilaciclib), the degree the NCCN Guidelines® influence the best course of treatment and supportive care for people living with cancer, and COSELA’s (trilaciclib) possibility to improve patient outcomes across multiple indications, are based on the company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause the company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in the company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein and include, but are not limited to, the company’s ability to complete a successful commercial launch for COSELA (trilaciclib); the company’s ability to complete clinical trials for, obtain approvals for and commercialize any of its product candidates other than COSELA (trilaciclib); the company’s initial success in ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials; the inherent uncertainties associated with developing new products or technologies and operating as a commercial-stage company; and market conditions. Except as required by law, the company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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G1 Therapeutics Contact:

Will Roberts

Vice President, Investor Relations & Corporate Communications

919-907-1944

wroberts@g1therapeutics.com

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